Intermediate Bond Fund of America

August 31, 2015

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$80,006
Class B	$68
Class C	$578
Class F1	$2,821
Class F2	$4,101
Total	$87,574
Class 529-A	$4,230
Class 529-B	$6
Class 529-C	$280
Class 529-E	$169
Class 529-F1	$1,061
Class R-1	$52
Class R-2	$553
Class R-2E	$0
Class R-3	$1,380
Class R-4	$1,329
Class R-5	$425
Class R-6	$35,890
Total	$45,375

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.1683
Class B	$0.0693
Class C	$0.0623
Class F1	$0.1615
Class F2	$0.1985
Class 529-A	$0.1562
Class 529-B	$0.0524
Class 529-C	$0.0531
Class 529-E	$0.1271
Class 529-F1	$0.1873
Class R-1	$0.0643
Class R-2	$0.0615
Class R-2E	$0.1881
Class R-3	$0.1250
Class R-4	$0.1678
Class R-5	$0.2075
Class R-6	$0.2143

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	491,555
Class B	757
Class C	8,589
Class F1	16,605
Class F2	21,730
Total	539,236
Class 529-A	26,731
Class 529-B	80
Class 529-C	5,013
Class 529-E	1,305
Class 529-F1	5,855
Class R-1	817
Class R-2	8,758
Class R-2E	1
Class R-3	10,993
Class R-4	7,877
Class R-5	2,250
Class R-6	199,911
Total	199,911

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$13.53
Class B	$13.53
Class C	$13.53
Class F1	$13.53
Class F2	$13.53
Class 529-A	$13.53
Class 529-B	$13.53
Class 529-C	$13.53
Class 529-E	$13.53
Class 529-F1	$13.53
Class R-1	$13.53
Class R-2	$13.53
Class R-2E	$13.52
Class R-3	$13.53
Class R-4	$13.53
Class R-5	$13.53
Class R-6	$13.53